                                                                     Exhibit 4.2

ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES
REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER
OF SUCH SECURITIES ARE SUBJECT TO, THE TERMS AND CONDITIONS CONTAINED IN THE
BYE-LAWS OF PRIMUS GUARANTY, LTD. (THE "COMPANY"), THE SUBSCRIPTION AGREEMENT
AND THE SHAREHOLDERS' AGREEMENT WHICH ARE AVAILABLE FOR EXAMINATION BY HOLDERS
OF THESE SECURITIES AT THE REGISTERED OFFICE OF THE COMPANY.

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES
ISSUABLE UPON THEIR CONVERSION OR EXERCISE HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE
UNITED STATES. THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE
UPON THEIR CONVERSION OR EXERCISE MAY NOT BE OFFERED OR SOLD OR OTHERWISE
TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE
SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR
TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THOSE LAWS.

ANY TRANSFER OR ASSIGNMENT OF THESE SECURITIES AS WELL AS ANY ISSUE, TRANSFER OR
ASSIGNMENT OF THE SHARES REFERRED TO BELOW REQUIRES THE PRIOR APPROVAL OF THE
BERMUDA MONETARY AUTHORITY. CERTAIN PERMISSIONS HAVE BEEN RECEIVED FROM THE
BERMUDA MONETARY AUTHORITY FOR ISSUES, TRANSFERS AND ASSIGNMENTS SUBJECT TO
COMPLIANCE WITH CONDITIONS.

                 COMMON SHARE PURCHASE WARRANT CERTIFICATE NO. 1

                       Warrant Issue Date: March 14, 2002

                     to purchase 11,317,972 Common Shares of

                              Primus Guaranty, Ltd.

                            Void after March 14, 2007

          Primus Guaranty, Ltd., a Bermuda Company (the "Company"), hereby certifies that XL Insurance (Bermuda) Ltd, or any permitted successor, transferee or assignee (as applicable, the "Holder"), for value received, is entitled to purchase from the Company, on the terms and conditions specified herein, Eleven Million, Three Hundred Seventeen Thousand, Nine Hundred
Seventy-Two (11,317,972 shares (each a "Share" and collectively, the "Shares")
of the Company's Common Shares (the "Common Shares"), at an exercise price equal to the greater of the then par value of the Shares and US$0.6481 per Share (the
"Exercise Price") (US$7,335,177.65 in the aggregate for all such Shares (the
"Aggregate Exercise Price"). The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in
Section 4 hereof.

     1. Exercise of Warrant Certificate.

          (a) Upon presentation and surrender of this warrant certificate (the
"Warrant Certificate"), or a Lost Certificate Affidavit (as defined in Section
2(b) hereof), accompanied by (x) a completed Election to Purchase in the form attached hereto as Exhibit A (the "Election to Purchase") duly executed, to the
Secretary of the Company at the registered office of the Company (or at the offices of the Transfer Agent for this Warrant Certificate or such other office or agency of the Company as it may designate by notice to the Holder in writing), together with (y) either cash, a certified or cashier's check payable to the Company or written confirmation of a successful wire transfer to a bank account designated by the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased, the Company or the Company's transfer agent (the "Transfer Agent"), as the case may be, shall, within five (5) Trading
Days (as defined below) of receipt of the foregoing, register and deliver to the
Holder hereof, certificates of fully paid and nonassessable Common Shares which in the aggregate represent the number of Shares being purchased, as provided in
Section 5 hereof. The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder (subject to compliance with applicable Bermuda law, including, but not limited to, any applicable requirements for and conditions to permission of the Bermuda Monetary
Authority). This Warrant Certificate may be exercised in whole or in part, subject to the provisions of Section 1(b) below. In the case that this Warrant
Certificate is exercised in part, the Company, upon surrender hereof, will at the Company's expense register and promptly deliver to the Holder a new warrant certificate or warrant certificates (in such denominations as may be requested by the Holder) of like tenor and dated the date hereof entitling said Holder to purchase the number of Shares represented by the portion of this Warrant
Certificate which has not been exercised, and all other rights with respect to the Shares which the Holder has on the date hereof. For purposes of this Warrant
Certificate, the term "Trading Day" shall mean

any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Hamilton, Bermuda and if the Common
Shares are publicly traded, that is also a day on which a securities exchange on which the Common Shares are listed is open for trading.

          (b) Commencement and Duration of Exercisability. This Warrant
Certificate shall be exercisable at any time following the date hereof and on or prior to the fifth anniversary of the date hereof.

          (c) Special Exercise. Notwithstanding the foregoing provision regarding payment of the Exercise Price in cash, but subject to the Company being able to comply with section 42A of the Bermuda Companies Act 1981 (or other like statutory provision which may affect the Company's ability to repurchase its shares or to give effect to a cashless exercise of this Warrant
Certificate), the Holder shall have the right to receive a reduced number of
Shares in lieu of tendering the Exercise Price in cash. In such case, the number of Shares to be issued to the Holder shall be computed using the following formula:

                                   X = Y(A-B)
                                       ------
                                         A

where:    X = the number of Shares to be issued to the Holder pursuant to such a cashless exercise;

          Y = the number of Shares for which this Warrant Certificate is then being exercised pursuant to this Section 1(c);

          A = the Market Value (as defined below) of one (1) Share; and

          B = the Exercise Price.

As used in this Agreement, "Market Value" shall be determined as follows: the average of the closing prices of the Common Shares (as reported by Bloomberg,
L.P.) over the

thirty (30) day period ending three (3) Trading Days before the date of determination of Market Value. Notwithstanding the foregoing definition, if the
Common Shares are not listed on a securities exchange the Market Value of the
Common Shares shall be the fair market value as determined in good faith by the
Board of Directors of the Company (the "Board"), and if at the time of determination the Company is subject to a binding merger, acquisition or other consolidation pursuant to which the Company is not the surviving entity, the
Market Value of the Common Shares shall be deemed to be the value to be received per share by holders of the Common Shares pursuant to such merger, acquisition or other consolidation.

     If the Market Value is determined by the Board in accordance with this
Section 1(c), the Holder may, within ten (10) Trading Days of receiving notice of such determination, object to the fair market value determined by the Board by providing written notice to the Company in accordance with Section 7 hereof, which notice will set forth the basis of such objection. Such objection shall be submitted to the Company's independent auditor for review (at the expense of the
Company) and the determination of the Company's independent auditor shall be binding.

          (d) Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant Certificate, will be duly and validly issued, fully paid and nonassessable. The Holder shall acquire good and marketable title to the Shares, free and clear of all Encumbrances (except as may result from any facts or circumstances relating solely to the Holder or restrictions on transfer pursuant to (i) that certain shareholders' agreement
(the "Shareholders' Agreement"), dated March 14, 2002 between the Company and its shareholders (each individually a "Shareholder" and collectively, the
"Shareholders"), (ii) applicable securities laws and (iii) conditions to any applicable Bermuda Monetary Authority permissions) and the Holder will be entitled to all rights of a holder of the Shares. For purposes of this Section
1(d), "Encumbrances" means any lien, pledge, mortgage, security interest, assessment, claim, lease, charge, option, right of first refusal, imperfection of title, easement, transfer restriction under any

shareholder or similar agreement, encumbrance or other restriction or limitation of any kind whatsoever.

     2. Exchange, Transfer and Replacement.

          (a) At any time prior to the exercise hereof, this Warrant Certificate may be exchanged upon presentation and surrender to the Company, alone or with other warrant certificates of like tenor of different denominations registered in the name of the same Holder, for another warrant certificate or warrant certificates of like tenor in the name of such Holder exercisable for the aggregate number of Shares as this Warrant Certificate and shares as such other warrant certificate or warrant certificates surrendered.

          (b) Replacement of Warrant Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company (collectively, a "Lost Certificate
Affidavit"), or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company, at its expense, will register, issue and deliver in lieu thereof, a new warrant certificate of like tenor.

          (c) Cancellation; Payment of Expenses. Upon the surrender of this
Warrant Certificate in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant Certificate shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer and income taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder) and charges payable in connection with the preparation, execution and delivery of warrant certificates pursuant to this Section 2.

          (d) Warrant Register. The Company shall maintain, at its registered office (or at the offices of the Transfer Agent for this Warrant Certificate or such other office or agency of the Company as it may designate by notice to the
Holder in writing), a register for this Warrant Certificate (the "Warrant
Register"), in which the Company shall record the name and address of the person in whose name this Warrant Certificate has

been issued, as well as the name and address of each permitted successor, transferee or assignee and each prior owner of this Warrant Certificate.

          (e) Transfer or Assignment. Upon any attempted transfer or assignment of this Warrant Certificate, the Holder shall provide a completed Notice of
Assignment in the form attached hereto as Exhibit B (the "Notice of
Assignment"), duly executed, together with this Warrant Certificate, to the
Secretary of the Company at the Company's registered office (or at the offices of the Transfer Agent for this Warrant Certificate or such other office or agency of the Company as it may designate by notice to the Holder in writing).
Within five (5) Trading Days of the Company's receipt of the foregoing documents, the Company, at its expense, will (x) cause to be registered in the
Warrant Register the name of such transferee or assignee and the number of fully paid and non-assessable Common Shares to which such transferee or assignee shall be entitled on exercise of a warrant certificate of like tenor and (y) cause a warrant certificate or certificates of like tenor to be delivered to such transferee or assignee; provided, however, the Company shall have no obligation to accept any attempted transfer or assignment which would violate applicable securities laws or other legal or regulatory restrictions (including, but not limited to, any applicable requirements for and conditions to permission of the
Bermuda Monetary Authority), the Shareholders' Agreement or other contractual restrictions; provided, further, that any transferee or assignee shall have no rights as a Holder under this Warrant Certificate until the name of such transferee or assignee shall have been registered in the Warrant Register.

     3. Rights and Obligations of Holder of this Warrant Certificate. The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a Shareholder, either at law or in equity, including, without limitation, any right to vote any Common Shares or other securities, receive any dividends or other distribution thereon, or exercise any preemptive rights;
provided, however, that the Holder of this Warrant Certificate shall be entitled, to the extent not otherwise provided to the Holder, to (x) receive notice of and attend all general meetings of the Shareholders, as well as all meetings of the holders of the Common Shares and (y) receive, for informational purposes only, copies of any written resolutions executed in lieu of a general meeting of

the Shareholders or any meeting of holders of the Common Shares; but provided, further, that the Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to participate and shall not be entitled to any other rights of a Shareholder at any such meeting or in connection with any such resolution.
Upon the Holder's proper exercise of this Warrant Certificate, entry of the
Holder's name into the register of shareholders of the Company (the "Share
Register") in accordance with Section 5 hereof and while a holder of record of such Common Shares, the Holder shall enjoy all rights of a Shareholder of the
Company.

     4. Adjustment of Number of Shares Subject to Warrant and Exercise Price.

          The number of Shares purchasable upon exercise of this Warrant
Certificate and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4. Adjustments to the Exercise Price pursuant to this Section 4 shall cause appropriate adjustments to be made to the purchase price payable per Share and/or the number of Shares purchasable upon the exercise of this Warrant Certificate, but the Aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant Certificate (as adjusted) shall remain the same. Each time the Exercise Price is adjusted pursuant to this Section 4, the number of Shares purchasable upon exercise of this Warrant Certificate shall also be adjusted to equal the quotient of the
Aggregate Exercise Price divided by the adjusted Exercise Price. Notwithstanding any provision in this Section 4 of this Warrant Certificate, the Exercise Price shall in no event be less than the then-par value per share of a Common Share
(or, if applicable, any other security to be issued upon the exercise of this
Warrant Certificate).

          (a) Adjustments for Recapitalizations, Etc. In case the Company shall
(i) subdivide the issued and outstanding Common Shares, (ii) combine the issued and outstanding Common Shares into a smaller number of shares, or (iii) issue by reclassification of its Common Shares, any shares of the Company, then, in any such case, the Exercise Price in effect immediately prior to such action shall be adjusted to a price such that if the Holder were to exercise this Warrant
Certificate in full immediately after such action, the Holder would be entitled to receive the number of shares of the

Company which the Holder would have owned immediately following such action had this Warrant Certificate been exercised immediately prior thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, the Exercise Price shall thereafter be subject to further adjustments under this Section 4. An adjustment made pursuant to this sub-section (a) shall become effective retroactively immediately after the effective date of such adjustment.

          (b) Adjustments for Issuances of Additional Shares. Subject to the
exceptions referred to in Section 4(d) hereof, in case the Company shall at any time or from time to time after the date hereof issue any additional Common
Shares ("Additional Common Shares"), for a consideration per share either (i)
less than the Exercise Price immediately prior to the issuance of such
Additional Common Shares, or (ii) without consideration, then (in the case of either clause (i) or (ii)), and thereafter successively upon each such issuance, the Exercise Price shall be adjusted pursuant to the following formula:

                               NEP = OEP x OB + X
                                           ------
                                             OA

     where NEP = the new Exercise Price

          OEP  = the existing Exercise Price immediately before the new issue
                 ("Old Exercise Price")

          OB   = the total outstanding Common Shares (on a fully diluted basis)
                 immediately before the new issue

          X    = number of Common Shares issuable at the Old Exercise Price for the total consideration to be received for the new issue

          OA   = the total outstanding Common Shares (on a fully diluted basis)
                 immediately after the new issue

provided, however, that such adjustment shall be made only if such adjustment results in an adjusted Exercise Price less than the Old Exercise Price and provided further, that unless Bermuda law (or other applicable law governing the issuance of the Additional Common Shares) permits such issuance, in no event shall the Company issue Additional Common Shares for an amount less than the par value per Common Share (or, if applicable, any other security to be issued upon the exercise of this Warrant Certificate). The Company may, but shall not be required to, make any adjustment of the Exercise Price if the amount of such adjustment shall be less than one percent (1%) of the Old Exercise Price, but any adjustment that would otherwise be required then to be made which is not so made shall be carried forward and shall be made at the time of (and together with) the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than one percent (1%) of the Old
Exercise Price.

          (c) Certain Rules in Applying the Adjustment for Additional Share
Issuances. For purposes of any adjustment as provided in Section 4(b) hereof, the following provisions shall also be applicable:

               (i) Cash Consideration. In case of the issuance of Additional
Common Shares for cash, the consideration received by the Company therefor shall
(subject to the last sentence of Section 4(f) hereof) be deemed to be the cash proceeds received by the Company for such Additional Common Shares after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of such
Additional Common Shares.

               (ii) Non-Cash Consideration. In case of the issuance of
Additional Common Shares for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by the Board, except that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Company
(or where such obligations are otherwise converted into Common Shares), the value of the non-cash consideration shall be deemed

to be the amount (including principal, interest and premium, if any) of the obligations canceled, surrendered, satisfied, exchanged or converted. If the
Company receives consideration, part or all of which consists of publicly traded securities (i.e., in lieu of cash), the value of such non-cash consideration shall be the aggregate fair market value of such securities (based on the latest reported sale price regular way) as of the close of the day immediately preceding the date of their receipt by the Company.

               (iii) Options, Warrants, Convertibles, Etc.

                    (A) In case of the issuance, whether by distribution or sale to holders of its Common Shares or to others, by the Company of (x) any security
(other than the Series A Preferred Shares and the Radian Warrants (as such terms are defined in Section 9(b) hereof)) that is convertible or exchangeable into or for Common Shares, or (y) any rights, options or warrants to purchase Common
Shares (other than the Radian Warrants), if inclusion thereof in calculating adjustments under this Section 4 would result in an Exercise Price lower than if excluded, the Company shall be deemed to have issued, for the consideration described below, the number of Common Shares into or for which such convertible or exchangeable security may be converted or exchanged when first convertible or exchangeable, or the number of Common Shares deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such shares shall be deemed to be Additional Common Shares for purposes of
Section 4(b) hereof).

                    (B) The consideration deemed to be received by the Company at the time of the issuance of such convertible or exchangeable securities or such rights, options or warrants shall be the consideration so received determined as provided in Section 4(c)(i) and (ii) hereof plus (x) any consideration or adjustment payment to be received by the Company in connection with such conversion or exchange, as applicable and (y) the aggregate price at which Common Shares are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such shares are to be delivered at an option price related to the market value of the subject Common Shares, an aggregate option price bearing the same relation

                                       10

to the market value of the subject Common Shares at the time such rights, options or warrants were granted).

                    (C) If, subsequently, (x) such number of shares into or for which such convertible or exchangeable security is convertible or exchangeable, or which are deliverable upon the exercise of such rights, options or warrants, is increased or (y) the conversion or exercise price of such convertible or exchangeable security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the Exercise Price under Section 4(b) hereof) with respect to such convertible or exchangeable security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such issuance but giving effect to such changes (but any such recalculation shall not result in the Exercise Price being higher than that which would be calculated without regard to such issuance).

                    (D) On the expiration or termination of such rights, options or warrants, or rights to convert or exchange such convertible or exchangeable securities, the Exercise Price hereunder shall be readjusted (up or down as the case may be) to such Exercise Price as would have been obtained had the adjustments made with respect to the issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of Common Shares actually delivered upon the exercise of such rights, options or warrants or upon the conversion or exchange of any such convertible or exchangeable securities and at the actual exercise or conversion or exchange prices (but any such recalculation shall not result in the Exercise Price being higher than that which would be calculated without regard to such issuance).

               (iv) Number of Shares Outstanding. The number of Common Shares as at any given time outstanding shall exclude all Common Shares then owned or held by or for the account of the Company but shall include (A) the aggregate number of Common Shares outstanding; (B) the aggregate number of Common Shares at the time deliverable in respect of issued and outstanding convertible or exchangeable securities, rights, options and warrants, to the extent vested at the time of the applicable calculation; provided, that to the extent that such rights, options, warrants or conversion or exchange

                                       11

privileges are not exercised, such Common Shares shall be deemed to be issued and outstanding only until the expiration dates of the rights, warrants, options or conversion or exchange privileges or the prior cancellation thereof and (C)
the number of Common Shares calculated by subtracting (x) the number of Employee
Shares (as such term is defined in Section 4(d)(ii) hereof) issued prior to the time of the applicable calculation, from (y) 4,700,000.

          (d) Exclusions from Adjustments for Issuances of Additional Shares. No adjustment of the Exercise Price under Section 4(b) hereof shall be made as a result of or in connection with (i) the issuance of Common Shares upon conversion of Series A Preferred Shares or upon the exercise of any warrants set forth on Schedule A attached hereto, including, without limitation, the Radian
Warrants, (ii) the issuance or grant of any options, warrants or other rights
(and the shares issuable upon any exercise thereof) to employees, officers, directors, consultants and service providers of the Company and its subsidiaries pursuant to restricted stock agreements or stock option or other equity compensation plans approved by the Board or the issuance of the Company's shares thereunder, including, without limitation, 4,700,000 Common Shares (the
"Employee Shares") as contemplated by the Summary of Proposed Terms of Employee
Equity listed on Schedule II to the Shareholders' Agreement, (iii) in connection with acquisitions of businesses or other similar transactions where non-convertible debt securities are the primary component (i.e., greater than
95% of the total consideration) or (iv) the issuance of the warrants (and the shares issuable upon any exercise thereof) set forth on Schedule A attached hereto, including, without limitation, the Radian Warrants.

          (e) Accountants' Certification. Whenever the Exercise Price is
adjusted as provided in this Section 4, the Company will promptly obtain a certificate of the Chief Financial Officer of the Company setting forth the
Exercise Price as so adjusted, the computation of such adjustment and a brief statement of the facts accounting for such adjustment, and will mail to the
Holder a copy of such certificate. The Holder may, within sixty (60) days, object to the calculation of the Exercise Price by providing written notice to the Company in accordance with Section 7 hereof, which notice will set forth the basis of such objection. Such objection shall be submitted to the

                                       12

Company's auditor for review (at the expense of the Company) and the determination of the Company's auditor shall be binding, absent manifest error.

          (f) Antidilution Adjustments under other Securities. Without limiting any other rights available hereunder to the Holder, if there is an antidilution adjustment (x) under any security which is convertible into or exchangeable for
Common Shares whether issued prior to or after the date hereof (except for the
Series A Preferred Shares and the Radian Warrants) or (y) under any right, option or warrant to purchase Common Shares whether issued prior to or after the date hereof, including, without limitation, the Radian Warrants, which (in the case of clause (x) or (y)) results in a reduction in the exercise or purchase price with respect to such security, right, option or warrant to an amount less than the Exercise Price in effect at that time or results in an increase in the number of shares obtainable under such security, right, option or warrant which has an effect equivalent to lowering the conversion, exchange or exercise price to an amount less than such Exercise Price, then an adjustment shall be made under this Section 4(f) to such Exercise Price. Any such adjustment under this
Section 4(f) shall be whichever of the following results in a lower Exercise
Price:

               (i) a reduction in the Exercise Price equal to the percentage reduction in such exercise or purchase price with respect to such security, right, option or warrant multiplied by the Exercise Price, or

               (ii) a reduction in the Exercise Price which will result in the same percentage increase in the number of Common Shares available under this
Section 4 as the percentage increase in the number of shares available under such security, right, option or warrant.

Any such adjustment under this Section 4(f) shall only be made if it would result in a lower Exercise Price than that which would be determined pursuant to any other antidilution adjustment otherwise required under this Section 4 as a result of the event or circumstance which triggered the adjustment to the security, right, option or warrant described in clause (x) or (y) of this
Section 4(f) (and if any such adjustment is so made

                                       13

under this Section 4(f), then such other antidilution adjustment otherwise required under this Section 4 shall not be made as a result of such event or circumstance).

          (g) Other Adjustments. In case any event shall occur as to which any of the provisions of this Section 4 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights represented by this
Warrant Certificate in accordance with the essential intent and principles of
Sections 3 and 4 hereof, then, in each such case, upon the request of the
Holder, the Company shall appoint a firm of independent public accountants being or affiliated with a readily recognized U.S. or international firm as selected by the Board (where such independent public accountants may not be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 3 and 4 hereof, necessary to preserve, without dilution, the rights represented by this Warrant Certificate. Upon receipt of such opinion, the
Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

          (h) Meaning of "Issuance". References in this Warrant Certificate to
"issuances" of shares by the Company include issuances by the Company of previously unissued shares and issuances or other transfers by the Company of treasury stock (if and when treasury stock is permitted under law).

          (i) Consolidation, Merger or Amalgamation. If the Company shall at any time consolidate with or merge into another corporation (where the Company is not the continuing corporation after such merger or consolidation) or if the
Company is amalgamated with one or more companies or corporations, or the
Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Shares into property other than a class of shares, then, in any such case, the Holder shall thereupon (and thereafter) be entitled to receive, upon the exercise of this Warrant Certificate in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Common Shares deliverable upon exercise of this Warrant Certificate would have been entitled if

                                       14

such exercise had occurred immediately prior to such consolidation, merger or amalgamation, such sale of assets or such change (with any record date requirement being deemed to have been satisfied), and such exercise rights shall thereafter continue to be subject to further adjustments under this Section 4, without limiting any other rights of the Holder. The Company shall take such steps in connection with such consolidation, merger or amalgamation, such sale of assets or such change as may be necessary to assure the Holder that the provisions of this Warrant Certificate shall thereafter continue to be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant Certificate, including, without limitation, obtaining a written obligation to supply such securities or property upon such exercise and to be so bound by this Warrant Certificate.

          (j) Notices. In case at any time:

               (i) the Company shall take any action which would require an adjustment in the Exercise Price pursuant to this Section 4; or

               (ii) the Company shall authorize the granting to the holders of its Common Shares of any dividends or distributions on Common Shares; or

               (iii) there shall be any reorganization, reclassification or change of Common Shares (other than a change in par value or, if and when permitted by law, from par value to no par value or from no par value to par value), or any consolidation, merger or amalgamation to which the Company is a party and for which approval of any Shareholders of the Company is required, or any sale, transfer or lease of all or substantially all of the assets of the
Company; or

               (iv) there shall be a voluntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, unless the matter is to be determined at a general meeting of Shareholders, the Company shall give written notice to the
Holder, not less than thirty (30) days before any record date or other date set for definitive action, of the date on which such action, dividend, distribution, reorganization, reclassification, change,

                                       15

sale, transfer, lease, consolidation, merger, amalgamation, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action
(to the extent such effect may be known at the date of such notice) on the
Exercise Price and the kind and amount of the shares and other securities and property deliverable upon exercise of this Warrant Certificate. Such notice shall also specify any date as of which the holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon any such reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be.

     5. Issuance and Registration of Common Shares. Within five (5) Trading Days of receipt of a duly completed Election to Purchase form, together with this
Warrant Certificate and payment of the Exercise Price in available funds, the
Company, at its expense, will (x) cause to be registered in the Share Register, effective as of the date of the proper exercise of this Warrant Certificate, the name of the Holder of this Warrant Certificate and the number of fully paid and non-assessable Common Shares to which that Holder shall be entitled on such exercise and (y) cause a certificate or certificates for such Common Shares to be issued and forwarded for delivery to such Holder. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price.
Prior to Registration (as defined in Section 8(a)(2) hereof) of the resale of the Common Shares underlying this Warrant Certificate, all such certificates shall bear a restrictive legend to the effect that the Common Shares represented by such certificate have not been registered under the Securities Act (as defined in Section 6(d) hereof), and that the Common Shares may not be sold or transferred in the absence of such Registration or an exemption therefrom, such legend to be the substantially in the form of the second bold-face paragraph appearing at the top of page 1 of this Warrant Certificate. In addition, all such certificates shall at all times bear a restrictive legend to the effect that any transfer or assignment of the Common Shares requires the prior approval of the Bermuda Monetary

                                       16

Authority, such legend to be substantially in the form of the third bold-face paragraph appearing at the top of page 1 of this Warrant Certificate.

     6. Representations, Warranties and Agreements of the Holder. The Holder
hereby represents and warrants to the Company and agrees for the benefit of the
Company, in each case as of the date of this Warrant Certificate, the date of each exercise hereof and the date of any reissuance of this Warrant Certificate, in whole or in part, that:

          (a) Purchase Entirely for Own Account. This Warrant Certificate is
made with the Holder in reliance upon the Holder's representation to the Company that the Warrant Certificate and the Shares issuable upon exercise thereof
(collectively, the "Securities") will be acquired for investment for such
Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant Certificate, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          (b) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the warrants represented by this Warrant Certificate and investment in the Common Shares. If other than an individual, the Holder also represents it has not been organized for the purpose of acquiring the Securities.

          (c) Accredited Investor. The Holder is an "accredited investor" as defined under Rule 501(a) of Regulation D of the rules and regulations of the
Securities Act (as defined in Section 6(d) hereof).

          (d) Restricted Securities. The Holder understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws

                                       17

inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of
1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act thereunder, all as the same shall be in effect at the time, and the rules and regulations thereunder (the
"Securities Act"), only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, adopted by the Commission under the Securities Act ("Rule 144") and understands the resale limitations imposed thereby and under the Securities Act. The Holder of this Warrant Certificate, and any holder and transferee of any Securities, by acceptance thereof, agrees that no public distribution of Securities will be made in violation of the provisions of the Securities Act. Further, the Holder understands that the Securities it is purchasing are subject to Bermuda Monetary
Authority permissions and must be issued and transferred in compliance with the conditions attached to such permissions. The Holder of this Warrant Certificate, and any holder and transferee of any Securities, by acceptance thereof, agrees that (x) no issuance, transfer or assignment of the Securities, including the
Common Shares to be issued on any exercise hereof, will be made unless any such issuance, transfer or assignment is in compliance with the Securities Act and any Bermuda Monetary Authority permissions and the conditions attached to such permissions, (y) no issuance, transfer or assignment of any Securities, including the Common Shares to be issued on any exercise hereof, will be made unless Bermuda Monetary Authority approval, if necessary, shall have been obtained prior to any such issuance, transfer or assignment and (z) this Warrant
Certificate is being issued and the Common Shares will be issued in reliance upon, among other matters, the Holder or relevant Shareholder at any and all material times being an "accredited investor" (as defined under Rule 501(a) of
Regulation D of the rules and regulations of the Securities Act) or a director, officer or employee of the Company.

          (e) Further Limitations on Disposition. Without in any way limiting the representations set forth above or the terms of the Shareholders' Agreement, the Holder further agrees not to make any disposition of all or any portion of the Securities

                                       18

unless and until (x) the transferee has agreed in writing for the benefit of the
Company to be bound by this Section 6 and the Shareholders' Agreement and all other terms and conditions of this Warrant Certificate and to abide by any restrictions on transfer or assignment of the Securities pursuant to the
Company's bye-laws and the Shareholders' Agreement, (y) there is then in effect a registration statement under the Securities Act and/or other applicable securities laws covering such proposed disposition or there is available an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws and such disposition is made in accordance with such registration statement or the terms of such applicable exemption and (z) such disposition complies with all applicable Bermuda law.

     7. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by facsimile (confirmed by registered, certified or mail courier, postage and delivery charges prepaid), to the following addresses:

     If to Holder: at the Holder's address as set forth in the register of shareholders of the Company, or such other address as may have been furnished to the Company by the Holder in writing; or

     If to the Company: c/o Codan Services Limited, Clarendon House, Church
Street, Hamilton, HM 11, Bermuda, Attention: Resident Representative, Facsimile:
441-299-4988 or at such other address as may have been furnished in writing by the Company to the Holder. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by facsimile, when received, unless otherwise expressly specified or permitted by the terms of this Warrant
Certificate.

Notwithstanding the time of effectiveness of notices set forth in this Section
7, an Election to Purchase shall not be deemed effectively given until it has been duly

                                       19

completed and submitted to the Company together with the original Warrant
Certificate to be exercised and payment of the Exercise Price.

     8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant
Certificate, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     9. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder, as of the date hereof, that:

          (a) Corporate Existence, Power and Authority.

               (i) The Company is duly organized, validly existing and in good standing under the laws of Bermuda. The Company is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any material property or in which the conduct of its business requires it to so qualify or be so licensed.

               (ii) No proceeding has been commenced looking toward the
dissolution, merger or amalgamation of the Company or the amendment of its memorandum of association, other than any amendments related to any increases in authorized share capital. The Company is not in violation of its memorandum of association or bye-laws.

               (iii) The Company has all requisite power and authority to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

               (iv) The Company has all requisite power and authority to
execute, deliver, enter into, consummate and perform this Warrant Certificate
(including, without limitation, the issuance by the Company of the Shares as contemplated herein). The execution, delivery and performance of this Warrant
Certificate by the Company (including, without limitation, the issuance by the
Company of the Shares as

                                       20

contemplated herein) have been duly authorized by all required corporate and
Shareholder actions. The Company has duly executed and delivered this Warrant
Certificate. This Warrant Certificate constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

          (b) Capitalization. The authorized capital shares of the Company consists of (i) 501,500,000 Common Shares, $0.01 par value per share and (ii)
100,000,000 Series A Convertible Voting Preferred Shares, $0.01 par value per share (the "Series A Preferred Shares"). All outstanding Common Shares and
Series A Preferred Shares are duly authorized, validly issued, fully paid and non-assessable. The Company has also issued to Radian Group Inc. a Warrant to purchase 8,488,479 Common Shares and to Radian Group Inc. a Warrant to purchase up to 8,751,010 Common Shares (the "Radian Warrants").

          (c) No Defaults or Conflicts. The Company is not in violation or default in any respect (and is not in default in any respect regarding any indebtedness) under any material indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. The Company is not in default under any order, writ, injunction, judgment or decree of any court or other governmental authority or arbitrator. The execution, delivery and performance by the Company of this Warrant Certificate, and any of the transactions contemplated hereby (including, without limitation, the issuance of the Shares as contemplated herein) does not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the memorandum of association or bye-laws of the Company or (B)
any law, rule, regulation or order of any federal, state, county, municipal or other governmental authority, or any judgment, writ, injunction, decree, award or other action of any court or governmental authority or arbitrator, or any agreement, indenture or other instrument applicable to the Company or any of its properties, (ii) result in the creation of any lien upon any of the Company's properties, assets or revenues, (iii) except as may be required under Section 6 hereof, require the consent, waiver, approval, order or authorization of,

                                       21

or declaration, registration, qualification or filing with, any person (whether or not a governmental authority and including, without limitation, any
Shareholder approval) or (iv) cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive right.

     10. Reservation of Common Shares. The Company shall at all times reserve and keep available out of authorized but unissued Common Shares the maximum number of Common Shares which are issuable upon the exercise of this Warrant
Certificate.

     11. Increase in Par Value. The Company shall not increase the par value of the Common Shares to an amount greater than what the Exercise Price would have been but for such increase in par value, without either (i) obtaining the consent of the Holder, which such consent shall not be unreasonably withheld, or
(ii) putting the Holder in the same economic position it would have been had there been no increase in the par value of the Common Shares.

     12. Transfers of Warrant Certificate. Subject to the provisions of Section
6(d) and 6(e) hereof, this Warrant Certificate is transferable pursuant to the terms and conditions governing the transfer of Company Securities (as such term is defined in the Shareholders' Agreement) as set forth in Section 1 of the
Shareholders' Agreement.

     13. Governing Law. This Warrant Certificate and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of New York as applied to agreements among New York residents made and to be performed entirely within the State of New York (i) except where this Warrant
Certificate expressly refers to the laws or regulations of Bermuda and (ii)
except that it is the intent of the parties hereto that the laws of Bermuda govern any articles, bye-laws, contracts or agreements created thereunder or expressed to be governed thereby.

     14. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign its rights or delegate its obligations under this Warrant Certificate without the prior written consent of the Holder.

                                       22

     15. Headings. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

     16. Severability. If any provision of this Warrant Certificate is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant Certificate, and the balance hereof shall be interpreted as if such provision were so excluded.

     17. Modification and Waiver. This Warrant Certificate and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

     18. Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant Certificate were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant Certificate and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                                       23

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

                                        PRIMUS GUARANTY, LTD.

Date: March    , 2002                   By:
            --                              ------------------------------------
                                            Name:
                                            Title:

       [Signature Page to Common Share Purchase Warrant Certificate No. 1]

                                   SCHEDULE A

                                    WARRANTS

Common Share Purchase Warrant Certificate No. 2, dated March 14, 2002, issued to
Radian Group Inc., for 8,488,479 shares.

Common Share Purchase Warrant Certificate No. 3, dated March 14, 2002, issued to
Radian Group Inc. for up to 8,751,010 shares.

                                       25

                                    EXHIBIT A

                              ELECTION TO PURCHASE

       (To Be Executed by the Holder in Order to Exercise the Common Share
                         Purchase Warrant Certificate)

     The undersigned Holder hereby elects to exercise the attached Common Share
Purchase Warrant Certificate (the "Warrant Certificate"), pursuant to:

     Check applicable Box

     [_] Section 1(a) of the Warrant Certificate and to purchase ______________
Common Shares issuable upon such exercise, or

     [_] Section 1(c) of the Warrant Certificate and elects to acquire _________
Common Shares issuable upon such election,

and requests that the Common Shares be registered and a certificate or certificates representing the Common Shares be issued in denominations of
______________ Common Shares in the name of and delivered to the following:

           ----------------------------------------------------------

           ----------------------------------------------------------

           ----------------------------------------------------------
                     (Please type or print name and address)

           ----------------------------------------------------------

                 (Social Security or Tax Identification Number)

     [_] Check box, if applicable.

     The Warrant Certificate is being exercised only in part. The undersigned
Holder requests that a new warrant certificate or warrant certificates in the following amounts be registered in the name of, issued and delivered to the
Holder at the address set forth below the Holder's signature:

           ----------------------------------------------------------

           ----------------------------------------------------------

     In full payment of the purchase price with respect to the Common Shares purchased pursuant to an exercise under Section 1(a) of this Warrant Certificate and transfer taxes, if any, the undersigned hereby tenders payment of
$_____________ by check, money order or wire transfer payable in United States currency to the order of Primus Guaranty, Ltd.

     Each of the representations, warranties and agreements of the Holder contained in Section 6 of the Warrant Certificate is hereby incorporated by reference as if set forth in full herein and is hereby repeated by the Holder for the benefit of the Company.

                                        HOLDER

Date:                                   By:
      ----------------------                ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Address:
                                                     ---------------------------

                                                     ---------------------------

                                            (Signature must conform to name of
                                            Holder as specified on the face of
                                            the Warrant Certificate)

                                    EXHIBIT B

                              NOTICE OF ASSIGNMENT

             (To be signed only on transfer of Warrant Certificate)

     For value received, the undersigned hereby sells, assigns, and transfers to
_______________ the rights represented by the attached Common Share Purchase
Warrant Certificate (the "Warrant Certificate") to purchase __________ Common
Shares of Primus Guaranty, Ltd., a Bermuda company (the "Company"), to which the
Warrant Certificate relates, appoints _______________ attorney-in-fact for the purpose of registering such transfer on the books of the Company, with full power of substitution of premises and requests that a warrant certificate be issued and delivered to _________________ at the following address:

           ----------------------------------------------------------

           ----------------------------------------------------------

           ----------------------------------------------------------

                         (Please type or print address)

           ----------------------------------------------------------

                 (Social Security or Tax Identification Number)

     [_] Check box, if applicable.

     The Warrant Certificate is being sold, assigned, and transferred only in part. The undersigned Holder requests that a new warrant certificate or warrant certificates in the following amounts be registered in the name of, issued and delivered to the Holder at the address set forth below the Holder's signature:

           ----------------------------------------------------------

           ----------------------------------------------------------

     Each of the representations, warranties and agreements of the Holder contained in Section 6 of the Warrant Certificate is hereby incorporated by reference as if set forth in full herein and is hereby repeated by the Holder for the benefit of the Company.

                                        HOLDER

Date:                                   By:
      ----------------------                ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Address:
                                                     ---------------------------

                                                     ---------------------------

                                            (Signature must conform to name of
                                            Holder as specified on the face of
                                            the Warrant Certificate)

Signed in the presence of:

Date:                                   By:
      ----------------------                ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Address:
                                                     ---------------------------

                                                     ---------------------------